Exhibit 99.1

Coupang Announces Third Quarter Revenue Growth of 48%
and Gross Profit Growth of 62%
SEOUL - (BUSINESS WIRE) November 12, 2021—Coupang, Inc. (NYSE: CPNG) today announced financial results for its third quarter ended September 30, 2021.
Key Financial and Operational Highlights
•Total Net Revenues was $4.6 billion, up 48% year over year (YoY).
•Constant currency revenue growth was 44%. We grew more than twice as fast as the 20% growth rate of the Korean e-commerce segment.
•Active customers grew at least 20% YoY for the 15th straight quarter.
•In Q3, spend grew at least 25% YoY for every annual customer cohort dating back to our oldest cohort in 2010.
•Active customers purchasing across 6 or more categories doubled in Q3 from two years ago.
•Gross margin expanded 130 basis points YoY to 16.2% and Gross Profit increased 62% YoY to $755 million.
•We invested approximately $95 million in incremental labor and operational costs primarily related to the increase in COVID-19 cases and heightened restrictions in Korea during Q3.
•Advertising revenue nearly tripled YoY in Q3.
New services and investments
•Coupang added 8 million square feet of infrastructure year-to-date in 2021. The increase in infrastructure square footage since the beginning of 2020 is the same amount of infrastructure space we added in every year prior to 2020 combined.
•Fulfillment center infrastructure for Rocket Fresh, our fresh grocery offering, increased by nearly 90% year-to-date through Q3 and is on track to double in 2021.
•Coupang Eats is the most downloaded mobile app for iOS and the second most downloaded mobile app for Android in Korea in 2021 to date.
Employee and Economy Highlights
•The selection from small and medium-sized enterprise (SME) merchants increased 276% YoY in the third quarter. Overall, 80% of our total merchants and suppliers are SMEs and 86% of our selection is from SME merchants.
•Coupang launched a program to provide KRW 400 billion1 of assistance to small business owners, farmers and livestock farmers to help grow their businesses online in collaboration with the federal and local governments.
•Coupang launched Coupang Care, providing delivery drivers four weeks of paid leave to focus on personal health through free individualized programs offered by the company. Coupang continues to lead the industry in introducing such workplace benefits, along with direct employment, full insurance benefits, and a five-day workweek.
•Coupang announced plans to open new fulfillment centers in 10 regions of Korea, including Busan, Cheongju, Gimhae, Changwon, and Wanju, an investment of over KRW 1.5 trillion1 that will create over 13,000 new jobs in local communities.

1KRW 400 billion and KRW 1.5 trillion equate to approximately $340 million and $1.3 billion, respectively, using the KRW:USD exchange rate as of 11/10/2021 of KRW 1,181 to $1.00.

Third Quarter 2021 Results

	Three Months Ended September 30,
	2021	2020	% Y/Y Change
	(in thousands, except net revenues per Active Customer)
Total net revenues	$4,644,705	$3,136,507	48%
Total net revenues growth, constant currency[1]			44%
Active Customers	16,823	13,987	20%
Total net revenues per Active Customer	$276	$224	23%
Gross profit[2]	754,527	466,955	62%
Net loss	(323,977)	(172,999)	87%
Adjusted EBITDA[1]	(207,434)	(176,649)	17%
_____________
1.Total net revenues growth, constant currency and adjusted EBITDA are non-GAAP financial measures as defined by the Securities and Exchange Commission (the “SEC”). See the “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” sections herein for more information regarding our use of these measures and reconciliations to the most directly comparable financial measures calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
2.Gross profit is calculated as total net revenues minus cost of sales.

Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss third quarter results on November 12, 2021 at 7:00 AM Eastern Standard Time (November 12, 2021 at 9:00 PM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, is also available on that site.
About Coupang
Coupang is one of the largest e-Commerce companies in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did we ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of groceries and general merchandise, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang has offices in Beijing, Los Angeles, Seattle, Seoul, Singapore, Shanghai, Silicon Valley, Taipei, and Tokyo.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

Key Business Metrics and Non-GAAP Financial Measures

We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.

Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our success in increasing the share of wallet.

Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure, please refer to the financial tables in the “Reconciliations of Non-GAAP Financial Measures” section of this report.

Adjusted EBITDA and Adjusted EBITDA Margin

During the first quarter of 2021, we began using adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures. Adjusted EBITDA is defined as net income/(loss) for a period before depreciation and amortization, interest expense, interest income, income tax expense (benefit), other income (expense), net, equity-based compensation, impairments, and other items that we do not believe are reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total net revenues. We use adjusted EBITDA and adjusted EBITDA margin as key measures to evaluate and assess our performance, allocate internal resources, prepare and approve our annual budget, and develop operating plans. We believe adjusted EBITDA and adjusted EBITDA margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons as they remove the impact of non-cash items and certain variable charges. However, other companies may calculate adjusted EBITDA and adjusted EBITDA margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies. Adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net income/(loss) as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP.

Constant Currency Revenue and Constant Currency Revenue Growth

The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW. We use non-GAAP constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.

Constant currency information compares results between periods as if exchange rates had remained constant. We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis. Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate. Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.

These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share/units)
(unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$3,928,568	$1,251,455
Restricted cash	337,098	144,949
Accounts receivable, net	134,316	71,257
Inventories	1,212,198	1,161,205
Other current assets	299,153	211,848
Total current assets	5,911,333	2,840,714

Long-term restricted cash	4,341	4,898
Property and equipment, net	1,167,463	1,017,947
Operating lease right-of-use assets	1,259,962	1,011,255
Goodwill	3,900	4,247
Long-term lease deposits and other	240,271	188,271
Total assets	$8,587,270	$5,067,332
Liabilities, redeemable convertible preferred units and stockholders'/members’ equity (deficit)
Current liabilities:
Accounts payable	$3,216,880	$2,907,918
Accrued expenses	164,678	115,606
Deferred revenue	80,450	65,259
Short-term borrowings	168,052	156,678
Current portion of long-term debt	385,888	67,576
Current portion of long-term operating lease obligations	260,395	207,196
Other current liabilities	300,525	212,477
Total current liabilities	4,576,868	3,732,710

Long-term debt	169,333	353,342
Long-term operating lease obligations	1,103,478	859,477
Convertible notes	—	589,851
Defined severance benefits and other	169,485	135,203
Total liabilities	6,019,164	5,670,583

Commitments and contingencies
Redeemable convertible preferred units no par value; no units authorized, issued or outstanding, and no liquidation preference as of September 30, 2021; 1,448,632,049 units authorized, 1,372,898,443 units issued, 1,329,464,982 units outstanding, and aggregate liquidation preference of $3,584,028 as of December 31, 2020	—	3,465,611
Stockholders'/members’ equity (deficit)
Common units no par value; no units authorized, issued or outstanding as of September 30, 2021; 264,166,544 units authorized, 114,566,705 units issued, and 105,822,205 units outstanding as of December 31, 2020	—	45,122
Class A common stock, $0.0001 par value, 10,000,000,000 shares authorized and 1,575,551,659 shares issued and outstanding as of September 30, 2021; Class B common stock, $0.0001 par value, 250,000,000 shares authorized and 174,802,990 shares issued and outstanding as of September 30, 2021; no shares of Class A and Class B common stock authorized, issued and outstanding as of December 31, 2020	174	—
Additional paid-in capital	7,813,384	25,036
Accumulated other comprehensive income (loss)	86	(31,093)
Accumulated deficit	(5,245,538)	(4,107,927)
Total stockholders'/members’ equity (deficit)	2,568,106	(4,068,862)
Total liabilities, redeemable convertible preferred units and stockholders'/members’ equity (deficit)	$8,587,270	$5,067,332

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net retail sales	$4,137,136	$2,897,682	$11,938,685	$7,555,592
Net other revenue	507,569	238,825	1,390,994	608,254
Total net revenues	4,644,705	3,136,507	13,329,679	8,163,846

Cost of sales	3,890,178	2,669,552	11,184,152	6,826,861
Operating, general and administrative	1,069,639	683,192	3,242,891	1,722,077
Total operating cost and expenses	4,959,817	3,352,744	14,427,043	8,548,938

Operating loss	(315,112)	(216,237)	(1,097,364)	(385,092)

Interest income	2,603	1,267	5,450	9,512
Interest expense	(7,376)	(25,712)	(38,047)	(78,423)
Other (expense) income, net	(4,026)	67,704	(7,479)	73,829
Loss before income taxes	(323,911)	(172,978)	(1,137,440)	(380,174)

Income tax expense	66	21	171	228

Net loss	(323,977)	(172,999)	(1,137,611)	(380,402)
Less: premium on repurchase of redeemable convertible preferred units	—	—	—	(92,734)
Net loss attributable to Class A and Class B common stockholders	$(323,977)	$(172,999)	$(1,137,611)	$(473,136)

Net loss attributable to Class A and Class B common stockholders per share, basic and diluted	$(0.19)	$(5.91)	$(0.87)	$(17.47)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	1,747,255	29,284	1,313,234	27,085

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net loss	$(1,137,611)	$(380,402)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	145,866	85,551
Provision for severance benefits	100,649	48,856
Equity-based compensation	193,450	24,017
Paid-in-kind interest and accretion of discount on convertible notes	20,148	66,569
Revaluation of derivative instrument	—	(70,032)
Inventory and fixed asset losses due to fulfillment center fire	284,825	—
Non-cash operating lease expense	187,926	105,512
Non-cash others	32,786	40,352
Change in operating assets and liabilities:
Accounts receivable, net	(75,958)	(41,234)
Inventories	(308,559)	(413,619)
Other assets	(182,375)	(153,416)
Accounts payable	561,528	948,051
Accrued expenses	50,604	41,145
Deferred revenue	13,015	8,037
Other liabilities	(94,126)	(24,299)
Net cash (used in) provided by operating activities	(207,832)	285,088

Investing activities:
Purchases of property and equipment	(505,554)	(314,941)
Proceeds from sale of property and equipment	960	222
Other investing activities	(2,218)	(35,629)
Net cash used in investing activities	(506,812)	(350,348)

Financing activities:
Repurchase of common units and preferred units	—	(97,043)
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	3,431,277	—
Deferred offering costs paid	(11,618)	—
Proceeds from issuance of common stock/units, equity-based compensation plan	57,521	11,223
Proceeds from short-term borrowings and long-term debt	308,772	220,649
Repayment of short-term borrowings and long-term debt	(111,472)	(24,913)
Other financing activities	(2,289)	(1,379)
Net cash provided by financing activities	3,672,191	108,537
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(88,842)	(6,236)
Net increase in cash and cash equivalents, and restricted cash	2,868,705	37,041
Cash and cash equivalents, and restricted cash, as of beginning of period	1,401,302	1,371,535
Cash and cash equivalents, and restricted cash, as of end of period	$4,270,007	$1,408,576

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical, including statements regarding our future results of operations or financial condition, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions that conveys uncertainty of future events or outcomes.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this report on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our final prospectus dated March 10, 2021, as filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (File No. 333-253030) (“Final Prospectus”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this report relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Investors and others should note that we may announce material business and financial information to our investors using our investor relations website (ir.aboutcoupang.com), our filings with the Securities and Exchange Commission (SEC), webcasts, press releases, and conference calls. We use these mediums, including our website, to communicate with investors and the general public about our company, our products, and other issues. It is possible that the information that we make available on our website may be deemed to be material information. We therefore encourage investors and others interested in our company to review the information that we make available on our website.

The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this press release.

Reconciliations of Non-GAAP Measures

The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted:

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Total net revenues	$4,644,705	$3,136,507	$13,329,679	$8,163,846

Net loss	(323,977)	(172,999)	(1,137,611)	(380,402)
Net loss margin	(7.0)%	(5.5)%	(8.5)%	(4.7)%
Adjustments:
Depreciation and amortization(1)	51,540	32,296	145,866	85,551
Interest expense	7,376	25,712	38,047	78,423
Interest income	(2,603)	(1,267)	(5,450)	(9,512)
Income tax expense	66	21	171	228
Other expense (income), net	4,026	(67,704)	7,479	(73,829)
Equity-based compensation(2)	56,138	7,292	193,450	24,017
FC Fire losses	—	—	295,501	—
Adjusted EBITDA	$(207,434)	$(176,649)	$(462,547)	$(275,524)
Adjusted EBITDA margin	(4.5)%	(5.6)%	(3.5)%	(3.4)%
_____________
(1)Depreciation and amortization includes amounts in cost of sales of $12 million and $8 million for the three months ended September 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $39 million and $25 million for the three months ended September 30, 2021 and 2020, respectively. Some amounts may not reconcile due to rounding.
Depreciation and amortization includes amounts in cost of sales of $35 million and $19 million for the nine months ended September 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $111 million and $66 million for the nine months ended September 30, 2021 and 2020, respectively.
(2)Equity-based compensation includes amounts in cost of sales of $3 million and $0 million for the three months ended September 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $53 million and $7 million for the three months ended September 30, 2021 and 2020, respectively.
Equity-based compensation includes amounts in cost of sales of $7 million and $0 million for the nine months ended September 30, 2021 and 2020, respectively, and amounts in operating, general and administrative of $186 million and $24 million for the nine months ended September 30, 2021 and 2020, respectively.

Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2021	2020	2021	2020
Total net revenues	$4,644,705	$3,136,507	$13,329,679	$8,163,846
Total net revenues growth	48%	95%	63%	87%
Adjustment:
Exchange rate effect	(131,079)	2,877	(774,088)	270,868
Total net revenues, constant currency	$4,513,626	$3,139,384	$12,555,591	$8,434,714
Total net revenues growth, constant currency	44%	95%	54%	93%